Exhibit 99

Forward Looking Statements This presentation contains forward-looking statements as that term is used under the Private Securities Litigation Act of 1995. These forward-looking statements are based on the current assumptions, expectations and projections of the Company's management about future events. Although the assumptions, expectations and projections reflected in these forward-looking statements represent management's best judgment at the time of this presentation, the Company can give no assurance that they will prove to be correct. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results of the Company to differ materially from those anticipated in these forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These forward-looking statements are subject to risks and uncertainties and, therefore, actual results may differ materially. The Company cautions you not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company” and “PRIMEDIA” as used throughout this presentation refer to PRIMEDIA Inc. and its subsidiaries.

PRIMEDIA Enthusiast Media (“PEM”) America’s Leading Enthusiast Media Company Audience is Engaged, In-Market, and Influential ***On February 9, 2007, Announced Segment For Sale. Auction Started.*** $524.8 Million (62%) of 2006 Consolidated Revenue $97.4 Million Segment EBITDA 19% Segment EBITDA Margin Unless otherwise specified, all revenue and Segment EBITDA numbers in this presentation are for continuing businesses excluding discontinued operations. All non-GAAP terms are reconciled to GAAP in the Company’s filings with the Securities and Exchange Commission.

PEM Surrounds Engaged, In-Market, Influential Audience With Print and Non-Print Media 70+ Targeted Publications With 10+ Million Avg. Monthly Circ. 23+ Million Customer List 400+ Branded Products 65+ Targeted Events With 1+ Million Attendees 2 Targeted TV Programs With 8+ Million Annual Impressions 90+ Targeted Web Sites With 13 Million Monthly Unique Visitors Example: PRIMEDIA Surrounds Performance Auto Enthusiasts Magazines Branded Products Events Television & Radio Online

Strategies Beginning to Deliver Results Improving product quality to grow circulation and advertising revenue. Adding line extensions, such as Diesel Power. Growing online: Advertising, lead delivery, transactions, subscriber acquisitions, database subscriptions. Leveraging leadership in Male 18-34 market. Growing beyond print and online: Events, licensing, merchandising, television, radio.

PRIMEDIA Consumer Guides Leading Free Publications, Distribution, and Online Businesses Leadership in Multi-Billion Dollar Industry Delivering In-Market Audiences to Advertisers Apartments New Homes Used Cars Online $324.5 Million (38%) of 2006 Consolidated Revenue $81.3 Million Segment EBITDA 25% Segment EBITDA Margin

77 Apartment Guides in 74 Markets Apartment Guide is frequently an advertisers’ largest lease source. Apartment Guide advertisers are complexes with 50 or more rental units. If a community receives 50 prospective tenants/month and 10 were from Apartment Guide 12 leases were signed and 4 were from Apartment Guide if the community paid $900/month to advertise in Apartment Guide the cost-per-lease is $225, significantly lower than almost all competitors. If rent is $1K/month and tenant stays 18 months, $225 investment generates $18K for community. Leader In Almost All Markets. 77% of Segment Advertising Revenue*. 90% Advertiser Renewal Rate 20,000 Advertisers 60,000+ Locations Print Distribution 340 Mil. Page Views 15 Mil. Uniques Online Distribution *Includes single unit rental property business.

Distribution is Key Competitive Advantage Exclusive distributor of free publications in leading retail chains, with 16,000+ retail locations, most protected by national contracts. 60,000+ total locations. Example: In Dallas, DistribuTech is only way an advertiser can have a presence in: Top supermarkets: Kroger, Albertson's; Top drugstore: CVS; Top video store: Blockbuster; and Top convenience store: 7-Eleven

4Q06 revenue growth: 32%. 33 publications in 25 markets. Market downturn has not impacted aggregate results. DistribuTech provides instant, easy entry into new markets. New Home Guide 17% of Segment Advertising Revenue

4Q06 revenue growth: 7%. Established 2004. $15 million annualized quarterly revenue run rate as of 4Q06. Currently performing below original expectations, with operating losses. 13 publications in 10 markets, vs. 77 Apartment Guides. Scalable nationally. Used car industry’s ad spend larger than Apartment Guide’s. DistribuTech provides instant, easy entry into new markets. Auto Guide 6% of Segment Advertising Revenue

Addressing the 85% of the market not served by Apartment Guide (single units through complexes with up to 50 units). Market leader with 62% of all paid listings on the Internet. 4Q06 revenue growth: 84%* $12 million annualized quarterly revenue run rate as of 4Q06**. Just 2% market penetration. Significant Opportunity in Single Unit Rental Property Market *RentClicks only. **Pro-forma for acquisitions.

 Guiding for mid-single digit percentage revenue and Segment EBITDA growth in 2007. Guidance includes a year-over-year decline in Apartment Guide. The Company’s Apartment Guide forecast assumes a continuation of current market trends, with the possibility of sequential quarterly Apartment Guide revenue growth as 2008 approaches. Operating losses in Auto Guide expected to diminish throughout the year. PRIMEDIA Consumer Guides Segment Outlook

Leading businesses in large, mainstay markets. High customer renewal rates driven by proven ROI and delivery of in-market audiences. DistribuTech provides high barriers to entry for competitors and eases Auto Guide and New Home Guide expansion. Solid performance even in difficult market conditions. Multiple high growth opportunities. 32 Years of Consumer Guides Success

As of December 31, 2006: Net debt of $1.32 billion is 7.6x Segment EBITDA (incl. discontinued operations not yet sold or shut down), reduced from 12x* in 2001. Blended cost of debt: 8.4%; 53% fixed-rate. Nearest significant maturity in 2010. As of February 23, 2007 (reflecting recent transactions and other cash flows): Net debt of $1.2 billion**. $120 million in cash and equivalents; $250 million in unused credit lines**. $1.1 billion of NOLs***. Financial Strength *Included preferred stock, all of which as been redeemed. **Estimates based on unaudited trial balance on 2/23/07. ***Estimate based on NOL analysis through 2/23/07.

Enthusiast Media Segment’s growth strategies are beginning to deliver results. Full potential yet to be realized. Consumer Guides Segment growing in difficult market conditions, with significant growth opportunities for years to come. Financial condition dramatically strengthened. Summary

Appendix – 2006 Results Unless otherwise specified, all revenue and Segment EBITDA numbers in this presentation are for continuing businesses excluding discontinued operations. Consolidated Segment EBITDA includes $28.3 million of Corporate Overhead. All non-GAAP terms are reconciled to GAAP in the Company’s filings with the Securities and Exchange Commission. 011607 (2006, $ Millions) Enthusiast Media Consumer Guides Consolidated % Total Revenue 62% 38% Revenue $524.8 $324.5 $849.3 Segment EBITDA $97.4 $81.3 $150.4 Segment EBITDA Margin 19% 25% 18%